SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  October 30, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
      ------------------------------                ----------
     (Address of Principal Executive                (Zip Code)
                 Offices)



              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122




                                    N/A
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS


Foreland Corporation announced on October 30, 1998 that the North Pine Creek #1-6 test well will be plugged and abandoned today. The borehole encountered numerous oil show zones over a 2,500' interval. Two drill stem tests were run, and both tests recovered oil. As ascertained by these tests and the logs, the permeability of the reservoir intervals encountered was insufficient to sustain commercial production. The prospect was based on 3D seismic, and the accuracy of the predicted depth of the target zones confirms the utility of this tool for oil and gas exploration in Nevada. The number of shows and the oil recoveries point to additional exploratory opportunities within the area of the 3D seismic survey. Foreland is developing plans with its partners in this well to drill an exploratory well to the south of the North Pine Creek #1-6.

The drilling rig will now be moved to Foreland's Dixie Flats prospect in Huntington Valley to drill the Dixie Flats #1-4 well that is a 6,000 foot Devonian test.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  November 20, 1998

                                          FORELAND CORPORATION


                                          By /s/ N. Thomas Steele, President








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